Exhibit 99.2

RHYTHMONE PLC TO ACQUIRE YUME, INC., CREATING ONE OF THE LARGEST INDEPENDENT DIGITAL VIDEO ADVERTISING MARKETPLACES

Combined entity will provide a fully-integrated, end-to-end online advertising solution, driving advertising efficiency and effectiveness

YuMe Shareholders to Receive US $1.70 per Share in Cash and 7.325 shares of RhythmOne Stock which equates to total consideration of approximately US $185 million

YuMe Stockholders will own approximately 34% of Combined Entity

Anticipated Run Rate Cost Synergies of US $10-12M in First Full Year

Ted Hastings RhythmOne’s CEO, to Lead Combined Company with Top Talent Management Team

San Francisco, USA – September 5, 2017 — RhythmOne plc (LSE AIM: RTHM) today announced that that it has entered into a definitive agreement with YuMe, Inc. (NYSE: YUME) to acquire all its issued and to be issued share capital for a total consideration of approximately US $185M based on current exchange rates. The transaction is expected to close by Q1 2018.

The combination of YuMe and RhythmOne will bring together demand-side and supply-side strengths in the fast growing segments of mobile, video, connected TV (“CTV”) and programmatic trading. The combined marketplace is anticipated to be a top five comScore ranked marketplace that will facilitate seamless, transparent connections between thousands of advertisers and a massive supply of brand-safe inventory. The RhythmOne platform is purpose-built to meet a broad range of campaign objectives, providing turnkey solutions for both brand and performance campaigns. Furthermore, the platform will provide advertisers with a credible, scaled and independent alternative to entrenched players.

“Acquiring YuMe accelerates RhythmOne’s strategy to build a unified programmatic platform with unique audiences of differentiated quality at scale,” said Ted Hastings, CEO, RhythmOne. “Through YuMe, RhythmOne gains access to premium video supply including emerging, high-value connected TV inventory, unique customer insights, cross-screen targeting technology and established demand relationships. We believe this combination will give RhythmOne the resources, relationships and talent to drive value for its shareholders, and true a return on investment.”

“The future of brand advertising is connected; connecting buyers to premium inventory, connecting screens to deliver unified cross-screen campaigns, connecting campaigns to brand objectives and most importantly, connecting the best technologies to each other to deliver a sum that is greater than its parts,” said Paul Porrini, CEO, YuMe. “We are proud of the business we have built at YuMe, and our success in delivering innovative technologies that have helped our clients achieve their marketing goals. Together, RhythmOne and YuMe have an opportunity to transform digital advertising with an adaptive platform that connects premium demand and supply with efficiency and performance at its core.”

“The combined company will have a strong financial profile providing a solid, scalable foundation upon which to accelerate growth and profitability,” said Eric Singer, chairman of YuMe. “After a comprehensive review of strategic alternatives, the YuMe board concluded that the combination with RhythmOne is in the best interest of all stockholders. This combination will provide immediate scale and will allow us to build upon the significant financial improvements underway in both companies. I look forward to serving the stockholders as chairman of the combined company upon closing and to guiding the team in realizing the combined company’s mission.”

Strategic Rationale

A demand leader paired with a supply leader. YuMe’s strengths lie in demand-side software and services used by brands, agencies and trading platforms, a robust, first-party data management and targeting platform and global programmatic capabilities. RhythmOne’s strengths are primarily focused on the supply-side as well as programmatic platform capabilities represented by its multi-channel, multi-format ad exchange, whereby advertisers and agencies can reach targeted, engaged audiences at scale. YuMe’s strong relationships with agencies and brands and its demand side platform complement RhythmOne’s robust, unified programmatic platform.

The benefits of scale. According to eMarketer, for the first time in 2016, digital advertising spend outpaced that of television. Advertisers want the value and scale from digital that they previously experienced with television. RhythmOne’s acquisition of YuMe will create a combined organization with one of the largest cross-device supply footprints in the industry. By adding comScore data from the two companies, the combined entity would reach ~220M unique visitors per month. Rather than dealing with a patchwork of boutique providers, advertisers will be able to go to a single source to meet their advertising objectives.

Comprehensive data insights. YuMe has built a robust, first-party data management and targeting platform that provides unique insights for brand advertising campaigns. RhythmOne’s analytics, data management platform and top-ranked brand safety technology provide transparency and drive results for performance-based campaigns. The unified, proprietary data set, augmented by machine-learning algorithms, will enable the combined company to successfully deliver against a broad range of advertising objectives. The data will also offer significant insight for publishers looking to derive additional value from their audiences.

Talent. RhythmOne and YuMe have two experienced, tenured teams that are clearly aligned within the vision for the combined company. These teams will directly benefit from operating a broader platform with greater revenue scale on a significantly stronger financial foundation.

Accretive. RhythmOne anticipates the transaction to be accretive in the first full year of ownership and believes that the acquisition represents an attractive opportunity to achieve savings of approximately US$10-12M per annum (before tax) across the combined businesses from functional redundancies, duplicative vendor relationships and public company costs. Furthermore, increased scale is likely to improve gross margin as a result of operating leverage and there may also be potential for revenue synergies.

Management

RhythmOne’s CEO Ted Hastings will continue in his role as President and CEO of the combined company. Additionally, YuMe will appoint two directors to the newly constituted board of directors, one of whom will be Eric Singer, who will become the Chairman of the Board.

Transaction details

Under the terms of the agreement, YuMe shareholders will receive $1.70 per share in cash and 7.325 shares in RhythmOne stock which equates to a total consideration of $185M.

YuMe’s directors and officers and stockholders owning more than 10% of YuMe, and each of their respective affiliates, who among them hold approximately 31.6% of the issued YuMe shares, have signed tender and support agreements consenting to tender their share and not to offer, sell, grant any option to purchase or otherwise dispose of any RhythmOne shares received by them for a period of six months from closing of the transaction.

The acquisition is conditional on YuMe stockholders tendering at least a majority of the issued and outstanding YuMe shares. The acquisition is also subject to other conditions customary for transactions of this nature and requires clearance by the relevant competition authority, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. RhythmOne will register the shares offered to YuMe stockholders with the US Securities and Exchange Commission.

The boards of directors of RhythmOne and YuMe have each unanimously approved the acquisition.

The transaction is expected to close by the first quarter of 2018.

Numis Securities Limited is serving as financial advisor to RhythmOne and Torys LLP is serving as legal counsel to RhythmOne. Deutsche Bank is serving as financial advisor to YuMe and Pillsbury Winthrop Shaw Pittman LLP is serving as legal counsel to YuMe.

About RhythmOne

RhythmOne is a technology-enabled digital media company that connects online audiences with brands through premium content across devices. Founded in 2004 in the UK, RhythmOne pioneered Internet video search and works with digital advertisers, publishers and content providers to offer fully integrated, cross-screen solutions that span desktop and mobile video, rich media, display, social and native advertising, and content formats. Through its fully integrated programmatic platform, RhythmOneMax, RhythmOne offers digital advertising inventory across owned, controlled and extended supply sources. The RhythmOneMax platform includes unique brand safety technology, RhythmOneGuard, which combines leading third-party verification and proprietary filtering technologies to ensure inventory quality in brand safe environments. RhythmOne’s goal is to maximize the return on advertising spend and provide the most efficient and effective marketplace for digital advertising. RhythmOne is headquartered in San Francisco, United States with offices in the US, UK and Canada. For more information, please visit www.RhythmOne.com.

Press Contacts for RhythmOne
Analyst and Investor Contact
Dan Slivjanovski

RhythmOne plc

Financial Media Contacts
Edward Bridges / Charles Palmer
FTI Consulting LLP
+44 20 3727 1000

Financial Adviser, Nomad and Broker for RhythmOne
Nick Westlake (Nomad) / Lorna Tilbian /
Michael Wharton / Toby Adcock
Numis +44 20 7260 1000

About YuMe

YuMe is a proven partner for video advertising leadership and innovation. We reach valuable, data validated audiences on any connected TV or digital screen with programmatic brand advertising solutions that increase brand favorability and sales. Our software and technologies combine with unrelenting service to help brand advertisers engage audiences wherever they interact with content that matches their needs and interests. Our brand solutions incorporate data-driven audience insights to help brand advertisers reach and influence their most promising audiences. Brand advertisers benefit from higher awareness, positive perception, purchase intent and sales. YuMe is headquartered in Redwood City, California, with worldwide offices. For more information, visit www.YuMe.com, follow @YuMeVideo on Twitter (www.twitter.com/YuMevideo), or like YuMe on Facebook at www.facebook.com/YuMevideo.

YuMe is a trademark of YuMe, Inc. All other brands, products or service names are or may be trademarks or service marks of their respective owners.

Forward-Looking Statement

This press release contains forward-looking statements, including those in management quotations. In some cases, you can identify forward-looking statements by the words “may,” “will,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. Forward-looking statements in this document include, among other things, statements about the potential benefits of the proposed acquisition and the anticipated timing of closing of the acquisition. All statements other than statements of historical fact are statements that could be forward-looking statements. These forward-looking statements are subject to risks and uncertainties, assumptions and other factors that could cause actual results and the timing of events to differ materially from future results that are expressed or implied in the forward-looking statements. Factors that could cause or contribute to such differences include the marketplace reception to the combined company and its products and services, risks related to the satisfaction of the conditions to closing the acquisition (including the failure to obtain necessary regulatory approvals) in the anticipated timeframe or at all, including uncertainties as to how many of YuMe’s stockholders will tender their shares in the tender offer and the possibility that the acquisition does not close; risks related to the ability to realize the anticipated benefits of the acquisition, including the possibility that the expected benefits from the proposed acquisition will not be realized or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; disruption from the transaction making it more difficult to maintain business and operational relationships; negative effects of this announcement or the consummation of the proposed acquisition on the market price of RhythmOne’s common stock and on the operating results of RhythmOne and YuMe; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed acquisition; other business effects, including the effects of industry, market, economic, political or regulatory conditions; future exchange and interest rates; the failure of anticipated synergies to materialize, each company’s history of net losses and limited operating history, which make it difficult to evaluate prospects, each company’s fluctuating quarterly results of operations, and dependence on a limited number of customers in a highly competitive industry. These risks as they relate to YuMe are discussed under “Risk Factors” in YuMe’s Quarterly Report on Form 10-Q for the period ended June 30, 2017 that has been filed with the U.S. Securities and Exchange Commission (the “SEC”) and available at www.sec.gov, and in its future filings and reports with the SEC. The forward-looking statements in this press release are based on information available as of the date hereof, and we assume no obligation to update any forward-looking statements.

Additional Information and Where to Find It

The Exchange Offer for the outstanding shares of YuMe stock described in this communication has not yet commenced. This announcement is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares, nor is it a substitute for any materials that RhythmOne and its offering subsidiary, Redwood Merger Sub 1, Inc. (the “Purchaser”), will file with the SEC.

RhythmOne and the Purchaser plan to file a tender offer statement on Schedule TO, together with other related Exchange Offer documents, including a letter of transmittal, in connection with the offer, YuMe plans to file a Recommendation Statement on Schedule 14D-9 in connection with the offer and RhythmOne plans to file a registration statement on Form F-4 that will serve as a prospectus for RhythmOne shares to be issued as consideration in the offer and the mergers. These documents will contain important information about RhythmOne, YuMe, the offer and the mergers. YuMe Stockholders are urged to read these documents carefully and in their entirety when they become available before making any decision regarding exchanging their shares. These documents will be made available to YuMe Stockholders at no expense to them and will also be available for free at the SEC’s website at www.sec.gov. Additional copies may be obtained for free by contacting RhythmOne’s investor relations department at Edward Bridges, FTI Consulting, Inc., Tel: +44 (0)20 3727 1000, Email: rhythmone@fticonsulting.com or YuMe’s investor relations department at ir@yume.com or +1-650-503-7192. Such documents are not currently available.

In addition to the SEC filings made in connection with the transaction, YuMe files annual, quarterly and current reports and other information with the SEC. You may read and copy any reports or other such filed information at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549, United States of America. Please call the SEC at +1-800-732-0330 for further information on the public reference room. YuMe’s filings with the SEC are also available to the public from commercial document-retrieval services and at http://www.sec.gov. In addition to the SEC filings made in connection with the transaction, RhythmOne makes available annual reports and other information free of charge on its website at www.RhythmOne.com. Such information can also be obtained from RhythmOne using the contact information above.

RhythmOne’s public filings are all available on https://investor.rhythmone.com .

Investor Relations Contact:

YuMe, Inc.

Frank Barbieri, 650-503-7912

ir@YuMe.com